Exhibit 99.1

FOR IMMEDIATE RELEASE

MF GLOBAL ANNOUNCES RESIGNATION OF JON S. CORZINE

NEW YORK, November 4, 2011 – The Board of Directors of MF Global Holdings Ltd. announced the resignation of Jon S. Corzine from all posts at MF Global. Mr. Corzine has confirmed that he will not seek severance payments in connection with his resignation.

Edward L. Goldberg, the lead director of the Board of Directors, and Bradley I. Abelow, the Company’s President and Chief Operating Officer, will continue in their current positions.

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Media:

Diana DeSocio, +1 212-589-6385

ddesocio@mfglobal.com